UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2014

Tech Data Corporation
(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 Tech Data Drive
Clearwater, Florida 33760
(Address of principal executive offices, including zip code)

727-539-7429
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On February 5, 2014, Tech Data Corporation (the “Company”) issued a press release, furnished as Exhibit 99.1 and incorporated herein by reference, announcing the conclusion of an independent investigation by the Audit Committee of the Board of Directors into certain accounting practices within the Company, and the filing of its Annual Report on Form 10-K for the fiscal year ended January 31, 2013. The information in this Form 8-K, including the exhibits noted in Item 9.01, is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 3, 2014, the Company received, as expected, a letter (the “February Notification Letter”) from the NASDAQ Listing Qualifications Department notifying the Company that it was not in compliance with NASDAQ Listing Rules 5620(a) and 5620(b). These NASDAQ Listing Rules required the Company to solicit proxies and hold its fiscal 2013 annual meeting of shareholders within twelve months of the end of the Company’s 2013 fiscal year. The Company’s 2013 fiscal year ended on January 31, 2013 and therefore the twelve month period expired on January 31, 2014. The Company was unable to solicit proxies and hold its annual meeting within this timeframe because it had not filed its Annual Report on Form 10-K for the fiscal year ended January 31, 2013 (the “Fiscal 2013 10-K”) due to the restatement of financial statements and related investigation previously disclosed in a Current Report on Form 8-K dated March 21, 2013 (the “Restatement”).

Previously, the NASDAQ Listings Qualifications Panel (the “Panel”) granted the Company an extension period through March 27, 2014 to file all of its outstanding annual and period reports with the Securities and Exchange Commission. This was disclosed in the Company’s Current Report on Form 8-K dated December 6, 2013. The February Notification Letter states that the Panel will consider the Company’s failure to timely solicit proxies and hold a fiscal 2013 annual meeting as part of the Panel’s decision regarding the Company’s continued listing on The NASDAQ Global Select Market. The Panel requires the Company to present its position with respect to this additional deficiency by February 10, 2014.

The Company will file its position as required by February 10, 2014. The Company has made substantial progress in completing the Restatement.  On February 5, 2014, the Company filed its Fiscal 2013 10-K. In addition, the Company announced in a Current Report on Form 8-K dated January 27, 2014, that it expects to file its late Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2013, July 31, 2013 and October 31, 2013 (the “Quarterly Reports”) prior to February 28, 2014. The Company intends to hold its next annual meeting of shareholders and solicit proxies for that annual meeting as soon as practicable after it files its Annual Report on Form 10-K for the fiscal year ended January 31, 2014. The Company will request that the Panel grant it an extension period through June 30, 2014 to solicit proxies and hold this annual meeting, although there can be no assurance that the Panel will grant this request.

A copy of the Company’s press release announcing the receipt of the February Notification Letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statements

The report includes "forward-looking statements" within the meaning of the federal securities laws and regulations, including those regarding the Company's intent to file its Quarterly Reports prior to February 28, 2014 and its intent to solicit proxies and hold an annual meeting of shareholders by June 30, 2014. These statements are subject to risks and uncertainties, including the risk that the Panel will not grant the Company’s request for an extension period through June 30, 2014 to solicit proxies and hold an annual meeting, and risks regarding the Company’s potential inability to file the Quarterly Reports prior to February 28, 2014. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements. Forward-looking statements reflect management's analysis as of the filing date of this Current Report on Form 8-K, and the Company does not undertake to update or revise these statements to reflect subsequent developments.

Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release, dated February 5, 2014.
99.2	Supplemental Slide presentation, dated February 5, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech Data Corporation
(Registrant)

Date: February 5, 2014	/s / JEFFERY P. HOWELLS
Jeffery P. Howells Executive Vice President, & Chief Financial Officer